AMENDED ARTICLES OF INCORPORATION
                              OF
                    FORESIGHT FUNDS, INC.

Foresight Funds, Inc., a Maryland corporation (the "Corporation"), desires to amend its charter as currently in effect to change the address of incorporator, principal office and resident agent. The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I - NAME AND ADDRESS OF INCORPORATOR

The undersigned, Michael M. Bissell, whose address is 24695 Deer Ridge Ln., Athens, AL 35613, being at least eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.


ARTICLE II - NAME OF CORPORATION

The name of the Corporation (hereinafter called "Corporation") is:

Foresight Funds, Inc.

The Board of the Directors of the Corporation reserves the right to change its corporate name, or any series or class name, without action by stockholders in accordance with the General Laws of the State of Maryland.


ARTICLE III - PURPOSES OF CORPORATION

The purposes for which the Corporation is formed are:

(a) To act as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act"), and to exercise all powers necessary and appropriate to the conduct of such business.

(b) To engage in any lawful activity for which corporations may be organized under the General Laws of the State of Maryland and to have all the powers of a corporation under said laws.


ARTICLE IV - ADDRESS OF CORPORATION

The address of the Corporation's principal office in the State of Maryland is:

c/o National Rgistered Agents, Inc. of MD
11 East Chase Street
Baltimore, MD 21202


ARTICLE V - RESIDENT AGENT

The name and address of the Corporation's resident agent are:

National Registered Agents, Inc. of MD
11 East Chase Street
Baltimore, MD 21202


ARTICLE VI - CAPITAL STOCK

Section 6.1. CAPITAL STOCK. The total number of shares of capital stock the Corporation shall have the authority to issue is one hundred million (100,000,000) at par value of one one-hundredth of one cent ($.0001) ("Shares"), for an aggregate par value of ten thousand dollars ($10,000). The Board of Directors shall have full power and authority, in its sole discretion and without obtaining any prior authorization or vote of the stockholders, to establish, create, classify and reclassify any unissued Shares by setting or changing such preferences, terms of conversion, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined by resolution.

Shares may be issued by the Board of Directors in such separate and distinct series ("Series") or classes ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors is authorized, from time to time, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares of the Corporation into one or more separate Series or Classes, and to take such other action with respect to the Shares as the Board of Directors may deem desirable. The Board of Directors is hereby expressly granted the authority to increase or decrease the number of Shares of any Series or Class, provided the number of Shares of any Series or Class shall not be decreased below the number of Shares thereof then outstanding. The Shares of any Series or Class of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors.

The Corporation may hold or reissue any Shares reacquired by the Corporation. The Corporation may also reclassify or reissue for such consideration, and on such terms as the Board of Directors may determine from time to time, such Shares, or cancel them, at the sole discretion of the Board of Directors. No holder of any of the Shares shall be entitled to subscribe for, purchase or otherwise acquire any Shares of the Corporation that the Corporation proposes to issue or reissue.

Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued Shares, there is hereby established a single Series of stock comprising one hundred million (100,000,000) Shares, to be known as the Foresight Value Fund. All of such Shares are initially classified as "Common Stock".

Section 6.2. ESTABLISHMENT OF SERIES AND CLASSES. The establishment of any Series or Class of Shares, in addition to those established in Section 6.1, shall be effective upon the adoption of a resolution by the Board of Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class, and making the appropriate amended or supplemental filing with the State Department of Assessments and Taxation of Maryland. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Board of Directors may by a majority vote abolish that Series or Class.

Section 6.3. DIVIDENDS. Dividends and distributions on Shares with respect to each Series or Class may be declared and paid with such frequency, and in such form and amount, as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution adopted only once, or with such frequency as the Board of Directors may determine.

All dividends and distributions on Shares of each Series or Class shall be paid only out of the income belonging to that Series or Class and capital gains distributions on Shares of each Series or Class shall be paid only out of the capital gains belonging to that Series or Class. All dividends and distributions on Shares of each Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions. In connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on Shares for which a stockholder's purchase order and/or payment have not been received by the date and time established by the Board of Directors under such program or procedure.

Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors, or pursuant to any program that the Board of Directors may have in effect at the time. Any dividend or distribution paid in Shares will be paid at their current net asset value as determined in accordance with Section 6.7.

Section 6.4. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Corporation for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, shall be referred to as "assets belonging to" that Series or Class. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular Series or Class, shall be allocated among any one or more of the Series or Classes in such manner as the Board of Directors, in its sole discretion, shall deem fair and equitable. Each such allocation shall be conclusive and binding upon the stockholders of all Series or Classes for all purposes, and all assets allocated to a Series or Class shall be referred to as assets belonging to that Series or Class. The assets belonging to a particular Series or Class shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series or Class shall be charged with the liabilities of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, as the case may be. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily attributable to any particular Series or Class, shall be allocated among any one or more of the Series or Classes in such a manner as the Board of Directors, in its sole discretion, shall deem fair and equitable. Each such allocation shall be conclusive and binding upon the stockholders of all Series or Classes for all purposes.

Section 6.5. VOTING. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional vote for fractional Share standing in his or her name on the books of the Corporation, provided that when required by the 1940 Act or rules thereunder, or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of only the stockholders of such Series or Class. The presence in person or by proxy of the holders of one-third of the Shares of capital stock of the Corporation outstanding and entitled to vote shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where holders of any Series or Class vote as a Series or Class, one-third of the aggregate number of Shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class. The Bylaws may provide that proxies and related authorizations may be transmitted by any electronic or telecommunications device, or in any other manner permitted by law, and may provide for the use of proxy solicitors or support services, in any manner permitted by law. At the discretion of the chair of any meeting of stockholders, the presence or absence of a quorum may be determined for each matter individually or collectively for all issues to be brought before the stockholders of the Corporation or any Series or Class thereof.

Section 6.6. REDEMPTION BY STOCKHOLDERS. Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her Shares at a redemption price per Share equal to the net asset value per Share as of such time, as the Board of Directors shall have prescribed by resolution, minus any applicable sales charge, redemption or repurchase fee, or other permissible charge. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 6.7) after acceptance of a request for redemption in proper form, less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933, as amended, except that Shares may be redeemed from an underwriter at:

(a) the net asset value next determined after such requests are received by the underwriter, or by a dealer with whom such underwriter has a sales agreement, or

(b) when appropriate, the net asset value determined at a later time.

The Board of Directors may specify conditions and places of redemption, and may specify requirements for the proper form of requests for redemption. The Corporation may require stockholders to pay a sales charge to the Corporation, the underwriter or any other person designated by the Board of Directors upon redemption or repurchase of Shares of any Series or Class, in such amount as shall be determined from time to time by the Board of Directors. Payment of the redemption price may be wholly or partly in securities or other assets, at the value of such securities or assets used in such determination of net asset value, or payment may be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period, or at any time, to the extent permissible under the 1940 Act.

Section 6.7. NET ASSET VALUE PER SHARE. The net asset value of each Share of each Series or Class shall be the quotient obtained by dividing the value of the total assets, less liabilities and expenses, of the Series or Class by the total number of outstanding Shares of the Series or Class. The Board of Directors shall have the power and duty to determine, in accordance with generally accepted accounting principles, the net income, total assets and liabilities of the Corporation, and the net asset value per Share of each Series and Class of Shares, at such times and by such methods as it shall determine, subject to any restrictions or requirements under the 1940 Act. The Board of Directors may delegate such power and duty to any one or more of the Directors or officers of the Corporation, to an investment adviser of the Corporation, to the custodian or depository of the Corporation's assets, or to another agent or contractor of the Corporation.

Section 6.8. REDEMPTION BY THE CORPORATION. The Corporation shall be entitled upon notice to require the redemption at current net asset value all Shares of any
Series or Class owned or held by any one stockholder, if the Board of Directors determines that the aggregate net asset value of the stockholder's shares has fallen below one thousand dollars ($1000), or such other amount as the Board of Directors shall determine. No such redemption shall take place unless the Corporation has given the stockholder at least thirty (30) days notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate net asset value of his or her Shares at or above one thousand dollars ($1000), or such other amount as the Board of Directors shall determine. Upon redemption of Shares, the Corporation shall promptly cause payment to be made to the holder of Shares, in any permissible form, the full redemption price, which shall be the price calculated for the date and time of actual redemption.


ARTICLE 7 - ISSUANCE OF SHARES

Section 7.1. ISSUANCE OF NEW SHARES. The Board of Directors is authorized to issue and sell, or cause to be issued and sold, all or any portion of the entire authorized but unissued Shares of the Corporation, and all or any portion of the Shares of the Corporation previously issued and redeemed, for cash or for any other lawful consideration, and for any terms, conditions, or prices consistent with the provisions of the laws of the State of Maryland and of these Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to stockholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold, as determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at:

(a) the net asset value next determined after such orders are received by the underwriter, or by a dealer with whom such underwriter has a sales agreement, or

(b) when appropriate, the net asset value determined at a later time.

Section 7.2. FRACTIONAL SHARES. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote, to receive dividends, to receive the net asset value thereof upon redemption, and to share in the assets of the Corporation upon liquidation. Wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws they shall be deemed to include fractions of Shares, except where the context clearly indicates that only full Shares are intended.

Section 7.3. REFUSAL OF ORDERS. The Board of Directors may, in its sole discretion, reject in whole or in part, any order for the purchase of Shares and may, in addition, require such orders to be of a minimal amount as it shall determine.


ARTICLE VIII - MAJORITY VOTE

Except as otherwise required by the 1940 Act or any other statutory provision, a majority of all the votes cast on a matter at a stockholders' meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. Notwithstanding any provision of law requiring a greater proportion than a majority of the vote to take or authorize any action, the Corporation is hereby authorized in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate number of Shares of a Class or Series entitled to vote thereon). The right to cumulate votes in the election of Directors is prohibited.


ARTICLE IX - BOARD OF DIRECTORS

Section 9.1. POWERS AND COMPOSITION OF BOARD OF DIRECTORS. All corporate powers and authority of the Corporation (except as otherwise provided by statute, by these Articles of Incorporation, or by the Bylaws of the Corporation) shall be vested in and exercised by the Board of Directors. The number of Directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the Bylaws of the Corporation, subject to the provisions of the laws of the state of Maryland. Any vacancy on the Board of Directors, whether created by expansion of the Board of Directors or otherwise, may be filled by action of the existing or remaining Directors, except as otherwise required by law. Except as provided in the Bylaws of the Corporation, the election of Directors may be conducted in any way approved at the meeting (whether of stockholders or Directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote, and subject to the provisions of the laws of the state of Maryland.

The number of Directors constituting the Board of Directors shall initially be three (3) and the names of the initial Directors are Michael M. Bissell, Herbert R. Leita and Rebecca L. Leita. These initial Directors shall hold office until the first annual meeting of stockholders or until their successors are duly chosen and qualified.

Section 9.2. COMPENSATION OF DIRECTORS. Each Director may receive remuneration for his or her services, as shall be fixed from time to time by the Board of Directors.

Section 9.3. INSPECTION OF RECORDS BY STOCKHOLDERS. The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the books, accounts and documents of the Corporation (other than the stock ledger) shall be open to the inspection of stockholders. No stockholder shall have any right to inspect any book, account, or document of the Corporation, except to the extent permitted by statute or the Bylaws, or as authorized by the Board of Directors.


ARTICLE X - CONTRACTS

Section 10.1. PARTIES TO CONTRACTS. Any contract for services as underwriter, investment adviser, administrator, custodian, transfer agent or dividend disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the Directors or officers of the Corporation may be an officer, director, trustee, stockholder or member of the other party to the contract, and no such contract shall be invalidated or voided by reason of the existence of any such relationship, nor shall any person holding such relationship be liable, merely by reason of such relationship, for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly from said contract, provided that the contract, when entered into, was reasonable and fair and not inconsistent with the provisions of this Article X. The same person (including a firm, corporation, trust, or association) may be the other party to any or all of the contracts mentioned in this Section 10.1 entered into by the Corporation. Any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 10.1.

Section 10.2. CONTRACTS REGARDING SERIES OR CLASSES. The Board of Directors may cause the Corporation to enter into contracts on behalf of the Corporation or a Series or Class thereof. In accordance with Section 6.4, any obligations or liabilities stemming from a contract entered into on behalf of a Series or Class of the Corporation, or judgments thereon, are solely the responsibility of that Series or Class. Any payments due under, or resulting from, such a contract may be satisfied only by assets of the Series or Class on behalf of which the Corporation entered into the contract.


ARTICLE XI - LIABILITY OF DIRECTORS AND OFFICERS

Section 11.1. LIABILITY. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) as currently in effect, or as it may hereafter be amended, no Director or officer of the Corporation shall be liable to the Corporation, its stockholders, or any other party for money damages.

Section 11.2. INDEMNIFICATION. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) currently in effect, or as it may hereafter be amended, the Corporation shall indemnify and advance expenses to its present and past Directors, officers, or employees, and persons who are serving or have served at the request of the Corporation as a director, officer, employee, partner, trustee or agent of other entities.

Section 11.3. INSURANCE. The Corporation may purchase insurance on behalf its present and past Directors, officers, or employees, and persons who are serving or have served at the request of the Corporation as a director, officer, employee, partner, trustee or agent of other entities against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 11.4. REPEAL OR MODIFICATION. No repeal or modification of this
Article XI by the stockholders of the Corporation, or adoption or modification of any other provision of these Articles of Incorporation or Bylaws inconsistent with this Article XI, shall repeal or narrow any:

(a) limitation on the liability of any Director, officer or employee of the Corporation or

(b) right of indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.


ARTICLE XII - AMENDMENT

Section 12.1. AMENDMENT. The Corporation reserves the right to make any amendment of the Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in the Articles of Incorporation, of any outstanding Shares. Any amendment to these Articles of Incorporation required by law at the time of its proposal to be adopted by stockholders of the Corporation, may be adopted at any meeting of the stockholders upon receiving an affirmative vote from a majority of all votes cast by stockholders entitled to vote. The Board of Directors may, without a stockholder vote, take any other action now or hereafter permitted by law without a stockholder vote.

Section 12.2. BYLAWS. The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal Bylaws or to adopt new Bylaws of the Corporation, without any action on the part of the stockholders, except as otherwise provided by the Bylaws. In addition, the Bylaws may be altered or repealed by the stockholders.


ARTICLE XIII - DURATION

The duration of the Corporation shall be perpetual.


IN WITNESS WHEREOF, I have signed these amended Articles of Incorporation on June 11, 2003 and acknowledged the same to be my act.


 /s/ Michael M. Bissell
---------------------------------
     Michael M. Bissell
        Incorporator

I hereby consent to my designation in this document as resident agent for this corporation.



---------------------------------
National Registered Agents, Inc. of MD
Resident Agent